SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549


                             FORM 8-K


                          CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported)  October 28, 1997


                      COMMUNITY BANKS, INC.
     (Exact Name of Registrant as Specified in its Charter)


        Pennsylvania                              23-2251762
(State or other jurisdiction of               (I.R.S. Employer
incorporation or organization)                Identification No.)


                          No.  0-15786
                    (Commission file number)


150 Market Street, Millersburg, Pennsylvania           17061
 (Address of Principal Executive Offices)            (Zip code)



                          ERNEST L. LOWE
                            President
                      COMMUNITY BANKS, INC.
                        150 Market Street
                 Millersburg, Pennsylvania  17061
                  (Address of executive offices)



                           (717) 692-4781
  (Telephone number, including area code, of agent for service)










Item 5.  Other Events


          On October 28, 1997, the Corporation entered into an Agreement and Plan of Reorganization (the "Agreement") with The Peoples State Bank of East Berlin ("Peoples"), whereby Peoples would be merged with and into a new state-chartered Pennsylvania banking institution, "PSB Interim Bank", which will be a wholly-owned subsidiary of the Corporation (the "merger"). PSB Interim Bank will be formed solely for the purpose of merging Peoples with and into PSB Interim Bank. The surviving bank will continue under the name of The Peoples State Bank.

     Under the terms of the definitive agreement, The Peoples State Bank and Community Banks, N.A. will be run as separate subsidiary banks of the Corporation. The Corporation will exchange .889 shares of its common stock for each share of Peoples common stock outstanding in a tax-free exchange. The consummation of the merger will be conditioned upon the transaction being accounted for as a pooling of interests, as well as regulatory and shareholder approvals.

          The press release announcing the agreement is attached hereto as Exhibit 99.

                            SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Community Banks, Inc.
                                             (Registrant)


Date:  November 6, 1997                  /S/  Ernest L. Lowe
                                        Ernest L. Lowe, President






EXHIBIT INDEX

Exhibit No.         Description

   99               Press Release of Community Banks, Inc. dated
                    October 28, 1997.


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